EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Computer Task Group, Incorporated:

We consent to the incorporation by reference in the Registration Statements No. 33-41995, 33-50160, 33-61493, 333-12237, 333-39936, 333-51162, 333-66766, 333-91148, 333-118314, 333-143080 and 333-152827 on Form S-8 and Registration Statement No. 333-43263 on Form S-3 of Computer Task Group, Incorporated of our reports dated February 25, 2009, with respect to the consolidated balance sheets of Computer Task Group, Incorporated and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2008, the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008 annual report on Form 10-K of Computer Task Group, Incorporated.

/s/ KPMG LLP

Buffalo, New York February 25, 2009

101